SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934


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Filed by a Party other than the Registrant [ ]


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                                                [ ] Confidential, For Use of
[ ] Preliminary Proxy Statement                 the Commission only (as
[ ] Definitive Proxy Statement                  permitted by Rule 14a-6(e)(2))
[X] Definitive Additional Materials
[ ] Soliciting Material Under Rule 14a-12


                                   AETNA INC.

                (Name of Registrant as Specified in Its Charter)

     (Name of Persons Filing Proxy Statement, if Other Than the Registrant)

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


Aetna Inc. issued the following press release today:


                                                              Media Contact:
                         151 Farmington Avenue                Roy Clason Jr.
                         Hartford, Conn.  06156               (860) 273-7392
                                                              ClasonR@aetna.com

                                                              Investor Contact:
                                                              Dennis Oakes
                                                              (860) 273-6184
                                                              OakesD@aetna.com


                  ISS RECOMMENDS SHAREHOLDERS VOTE FOR AETNA'S
                               DIRECTOR NOMINEES

HARTFORD, CT, April 19, 2002 - Aetna Inc. (NYSE: AET) announced today that Institutional Shareholder Services ("ISS") has recommended that Aetna shareholders vote to elect Aetna's nominees to the Company's Board of Directors.

Dr. John W. Rowe, Chairman, President and Chief Executive Officer of Aetna, stated, "We are very pleased that ISS, a highly respected independent adviser, supports Aetna's Director nominees. We believe that its recommendation reaffirms our position that we have the right strategy, along with a strong management team and Board, to deliver results and to create shareholder value."

Aetna's Annual Meeting of Shareholders will be held on Friday, April 26, 2002. Aetna urges shareholders to sign, date and return the WHITE Aetna proxy card, voting FOR Aetna's Director nominees. For more information about how to vote your shares, please contact Georgeson Shareholder Communications Inc. toll free at 1-866-800-0501.

Institutional Shareholder Services, based in Rockville, Md., is the world's-largest provider of proxy voting and corporate governance services. It serves more than 700 institutional and corporate clients throughout North America and Europe. ISS analyzes proxy proposals and issues vote recommendations for more than 10,000 U.S. and 10,000 non-U.S. shareholder meetings each year.

Aetna is one of the nation's leading providers of health care and related group benefits, serving 15.6 million health care members, 12.4 million dental members and 11.5 million group insurance customers, as of January 1, 2002.


Additional Information; Cautionary Statement: Aetna's 2002 Proxy Statement was filed with the Securities and Exchange Commission on March 18, 2002, and mailed to Aetna's shareholders on or about March 20, 2002. Aetna filed additional participant information with the SEC on April 4, 2002. Aetna's shareholders should read these materials and all additional materials that Aetna files with the SEC because they contain important information relating to the 2002 Annual Meeting. In addition, this letter contains forward-looking statements, including those regarding Aetna's strategy, financial results and creation of shareholder value. These represent management's best view of these matters, although important risk factors, including unanticipated increases in medical costs, could cause actual future results to differ materially from those currently estimated by management. For more discussion of important factors that could materially affect Aetna, please see the risk factors discussed on pages 36-41 of Aetna's 2001 Annual Report, Financial Report included in the booklet that contains Aetna's 2002 Proxy Statement.


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